EXHIBIT 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ☐

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

Not Applicable	94-1347393
(State of incorporation	I.R.S. employer
if not a U.S. national bank)	identification no.)

505 Main Street, Suite 301
Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-172
Sixth and Marquette, 17th Floor
Minneapolis, MN 55479
(agent for services)

ENTERPRISE PRODUCTS OPERATING L.P.
(Exact name of obligor as specified in its charter)

Nevada	88-0448389
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

1000 Main Street Suite 3300
Houston, Texas	77002
(Address of principal executive offices)	(Zip code)

6.00% Convertible Senior Notes due 2012
(Title of the indenture securities)

Item 1. General Information. Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency,
Treasury Department
Washington, D.C. 20230

Federal Deposit Insurance Corporation
Washington, D.C. 20429

Federal Reserve Bank of San Francisco
San Francisco, CA 94120

     (b) Whether it is authorized to exercise corporate trust powers.

       The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

     None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits.

Wells Fargo Bank incorporates by reference into this Form T-1 exhibits attached hereto.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated November 28, 2001.*

Exhibit 3.	A copy of the authorization of the trustee to exercise corporate trust powers. A copy of the Comptroller of the Currency Certificate of Corporate Existence (with Fiduciary Powers) for Wells Fargo Bank, National Association, dated November 28, 2001.*

Exhibit 4.	Copy of By-laws of the trustee as now in effect.*

Exhibit 5.	Not applicable.

Exhibit 6.	The consents of United States institutional trustees required by Section 321(b) of the Act.

Exhibit 7.	Attached is a copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to exhibit number 25 filed with registration statement number 333-87398.

SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston and State of Texas on the 11th day of April, 2005.

WELLS FARGO BANK, NATIONAL ASSOCIATION
By:	/s/ Deirdre H. Ward
Deirdre H. Ward, Vice President

Exhibit 6

April 11, 2005

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

     In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Deirdre H. Ward
Deirdre H. Ward, Vice President

Exhibit 7
Consolidated Report of Condition of

Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business December 31, 2004, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$12,653
Interest-bearing balances		3,281
Securities:
Held-to-maturity securities		0
Available-for-sale securities		28,571
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		2,544
Securities purchased under agreements to resell		1,114
Loans and lease financing receivables:
Loans and leases held for sale		33,027
Loans and leases, net of unearned income	246,371
LESS: Allowance for loan and lease losses	2,428
Loans and leases, net of unearned income and allowance		243,943
Trading Assets		7,177
Premises and fixed assets (including capitalized leases)		3,386
Other real estate owned		134
Investments in unconsolidated subsidiaries and associated companies		343
Customers’ liability to this bank on acceptances outstanding		137
Intangible assets
Goodwill		8,614
Other intangible assets		8,582
Other assets		12,750

Total assets		$366,256

LIABILITIES
Deposits:
In domestic offices		$264,717
Noninterest-bearing	78,210
Interest-bearing	186,507
In foreign offices, Edge and Agreement subsidiaries, and IBFs		16,987
Noninterest-bearing	4
Interest-bearing	16,983
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		10,533
Securities sold under agreements to repurchase		3,258

Dollar Amounts
In Millions
Trading liabilities	4,727
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	14,870
Bank’s liability on acceptances executed and outstanding	137
Subordinated notes and debentures	5,119
Other liabilities	11,158

Total liabilities	$331,506

Minority interest in consolidated subsidiaries	55

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	24,521
Retained earnings	8,976
Accumulated other comprehensive income	678
Other equity capital components	0

Total equity capital	34,695

Total liabilities, minority interest, and equity capital	$366,256

I, Karen B. Martin, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Karen B. Martin
Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf
Carrie Tolstedt	Directors
Pat Callahan